UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2011
VESTIN REALTY MORTGAGE I, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-125347	20-4028839
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8880 WEST SUNSET ROAD, SUITE 200
LAS VEGAS, NEVADA 89148
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (702) 227-0965

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

Vestin Realty Mortgage I, Inc. (the “Company”) has scheduled the 2011 Annual Meeting of Stockholders (the “2011 Annual Meeting”) for December 15, 2011.  Because the expected date of the 2011 Annual Meeting represents a change of more than 30 days from the anniversary of the Company’s 2010 Annual Meeting of Stockholders, in accordance with Rule 14a-5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is informing stockholders of this change and resulting changes to certain deadlines.

In order for a stockholder proposal to be considered for inclusion in the Company’s proxy statement for the 2011 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act, the proposal must be received by the Company at its principal executive offices no later than October 5, 2011.

The advance notice provisions of the Company’s bylaws require that notice of any stockholder proposal presented at an Annual Meeting of Stockholders must be received by the Company no later than the later of 120 days before the date of an Annual Meeting or the tenth day following the day on which a public announcement of the date of an Annual Meeting is first made.  Accordingly, written notice of any stockholder proposal for the 2011 Annual Meeting made outside of Rule 14a-8 under the Exchange Act, which notice must include the information required by the Company’s bylaws, must be received by the Company’s Corporate Secretary on or before September 30, 2011.

All proposals should be directed to the attention of the Company’s Corporate Secretary at the Company’s principal executive office at 8880 W. Sunset Road, Suite 200, Las Vegas, Nevada 89148.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VESTIN REALTY MORTGAGE I, INC.

By: Vestin Mortgage, LLC, its sole manager

Dated:  September 20, 2011                                                                 By: ________________________________
                                Eric Bullinger
                                Chief Financial Officer